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                                                                   Exhibit 21.0

                         GARDNER DENVER MACHINERY INC.
                           SCHEDULE OF SUBSIDIARIES
                         YEAR ENDED DECEMBER 31, 1996
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                                                                 Name Subsidiary Uses
       Subsidiary Name               Incorporation                for Doing Business
       ---------------               -------------               --------------------
Gardner Denver International, Inc.     Delaware             Gardner Denver International, Inc.

Gardner Denver Export, Inc.            Barbados             Gardner Denver Export, Inc.

Gardner Denver Holdings Inc.           Delaware             Gardner Denver Holdings Inc.,

Lamson Corporation                     New York             Lamson Corporation

TCM Investments, Inc.                  Oklahoma             TCM Investments, Inc.,

20th Century Mfg. & Supply Co.         Oklahoma             20th Century Mfg. & Supply Co.